Exhibit 99.1

Fintech Ecosystem Development Corp. Receives Notice from Nasdaq

Collegeville, Pennsylvania, December 27, 2023 – On December 21, 2023, Fintech Ecosystem Development Corp. (the “Company”) received a written notice (the “Notice”) from the Staff of the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), indicating that since the Company has not yet filed its Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”), the Company is no longer in compliance with Listing Rule 5250(c)(1) (the “Rule”), which requires the Company to timely file all required periodic financial reports with the Securities and Exchange Commission. The Notice states that the Company, pursuant to listing rules, has 60 calendar days to submit a plan to regain compliance.

The Company anticipates that it will file the Form 10-Q within the 60 calendar days, eliminating the applicability of submission of a plan to regain compliance.

Contacts:

For Media

Kirti Kirk

Email: kirti.kirk@fintechecosys.com

For Fintech Ecosystem Development Corp.

Dr. Saiful Khandaker

saiful@fintechecosys.com